DELIVERING
INNOVATION•TECHNOLOGY•SOLUTIONS•ADVANTAGES•RESULTS

Presstek, Inc., is dedicated to delivering innovative solutions that facilitate the transition of our customers from conventional analog processes of document production to the streamlined digital workflows required in today's demanding graphic arts marketplace. We provide customers with advanced digital imaging solutions for commercial printing applications. Our solutions include digital imaging equipment for offest printing as well as high performance printing plates. We also provide the services to help our customers create the best possible printing experience.

Today, Presstek counts more than half of North American printing establishments in its customer base, as well as a growing share in other parts of the world. To support the current business of our customers as well as to assist them in their migration to an increasingly digital model, Presstek offers a robust portfolio of products and services that covers the gamut from consumables for conventional offset to the most advanced — and possibly the best overall — printing press ever introduced in its format size, the Presstek 52DI.

Our multichannel distribution model is built on a blend of a strong and talented direct sales and service force in the U.S., Canada and the United Kingdom, mutually beneficial OEM partnerships, and a strong graphic arts dealer network in continental Europe and other parts of the world. More than half of Presstek’s revenue is generated through its direct channel, and almost 70 percent of our revenue is generated by recurring purchases of our consumables products and services.

Our financial, human resource and technology infrastructure is solid, and our sustainable business model positions us as a strong, dependable business partner that is ready, willing and able to lead our customers to a more digital and sustainable future for their businesses — A Smarter Way to Print

For more information on Presstek, visit www.presstek.com

Delivering Innovation

According to visionary John Seely Brown, the trick to innovation is to successfully recombine seemingly separate crafts — in other words, mix together extremely complex practices from a great diversity of different fields. Nowhere is this more important than in today's world of commercial printing. The business of printing has changed dramatically in recent years, and conventional solutions are ill-equipped to deal with the new business atmosphere. That is why from its inception, Presstek has exemplified this strategy of innovation, uniting the diverse worlds of computing, imaging and offset printing to revolutionize the printing industry. With on-press imaging, chemistry-free printing plates, computer-to-plate systems, and innovative workflow solutions — Presstek delivers A Smarter Way to Print

CHEMISTRY-FREE PLATE TECHNOLOGY

LASER IMAGING TECHNOLOGY

OPTIMIZED DI PRINTING PERFORMANCE

AUTOMATED ON-PRESS IMAGING

While most of the commercial printing industry is struggling to address a changing market and business model, printers who have adopted Presstek digital solutions...

From its inception, Presstek has dedicated its research and development to making the offset printing process as easy as printing to any computer peripheral. Now in their fourth generation, Presstek’s automated chemistry-free Direct Imaging (DI) presses have revolutionized offset printing, delivering the highest resolution printing and most streamlined offset workflow in the marketplace. A Presstek DI Press is the ultimate

Derived from the success of Presstek DI, Presstek’s computer-to-plate (CTP) systems and plate materials deliver many of the advantages of DI to printers who have investments in conventional offset press equipment. By employing Presstek one-step, chemistry-free imaging technology, Presstek CTP offers the most direct route from files to press-ready plates.

...are experiencing growth and profitability, gaining a larger share of customers’ business, increasing margins, and achieving improved customer satisfaction.

Dear Fellow Shareholders, Valued Customers, Partners and Employees:

During the past few years, Presstek has reshaped its business to capitalize on the changes occurring in the commercial printing market. Built on our rich history of technological innovation, Presstek today is a vibrant new organization that develops and delivers our leading digital technology and solutions to a broad and growing customer base around the world.

The evolution of commercial printing from analog-based methods to digital imaging technology is reshaping the industry, and Presstek, through its spirit of innovation, is delivering the digital imaging solutions—equipment, consumables and service—that will help lead our customers through these changes and improve their businesses. Our customers frequently tell us that our digital imaging solutions deliver significantly improved performance, reduced operating costs and increased profitability for their businesses, which in turn allows them to deliver more value to their customers.

This letter shares our achievements in 2005, along with our growth plans and priorities for 2006. We believe it demonstrates the breadth of Presstek’s market opportunity, as well as how our company delivers tangible results to our growing customer base and value to our shareholders.

“We provide customers with unique advanced digital imaging solutions for the fastest growing area of the market—high-quality, fast turnaround, short-run color printing.”

Our Market

Presstek is focused on the needs of commercial printers, corporate printing operations and the design community as they rapidly evolve to a digital model. We provide customers with unique, advanced digital imaging solutions for the fastest growing area of the market—high-quality, fast turnaround, short-run color printing. Research shows that the use of color in commercially printed products is continuing to grow, and that run lengths are becoming increasingly shorter in order to allow print originators to target their marketing messages more precisely. We believe there are literally tens of thousands of printing establishments worldwide where Presstek’s digital imaging products would provide the best opportunity for print providers to meet these market demands.

U.S. Short-Run Color Growth
Our Product Solutions

Presstek has several technologically advanced solutions that meet the needs of customers in this changing market. We provide Direct Imaging (DI®) presses for digital offset printing, as well as the patented chemistry-free printing plates that are used on these presses to deliver the most advanced printing experience in the industry. We also provide computer-to-plate, or CTP, systems that digitally image our chemistry-free printing plates on stand-alone devices using imaging technology similar to our Direct Imaging presses.

Presstek invented the concept of Direct Imaging, and continues to perfect the technology. With DI, the press is highly automated with specially designed electronics, software, and advanced laser-imaging technology that allows the DI press to operate more like a computer peripheral than a traditional printing press. It is the ultimate in streamlined digital workflow since printed files are sent directly to the press with essentially no pre-press processing of the data file.

“The market is enthusiastically responding to our products and our digital workflows ...the opportunity for our Direct Imaging press business has never been better.”

Recurring Revenues Business Profile by Customer Revenue by Customer Type Revenue by Geographic Location
In estimating the market size for Direct Imaging presses, it is important to note that DI presses number less than one percent of the total installed base of presses. In the total market, there are over 400,000 offset presses in operation today, many of which are older and ill-equipped to adapt to the growing market demand for short-run color printing. As these presses are replaced with new technology, Presstek has the opportunity to capture increased market share. We are focused on this opportunity, and in the past year increased the number of our DI press installations at a rapid rate due, in large part, to new product introductions and the efforts of our new direct sales channel. The market is enthusiastically responding to our products and our digital workflows, which gives us the confidence to say that the opportunity for our Direct Imaging press business has never been better.

To help customers with conventional printing presses take advantage of Presstek’s digital imaging technologies, we have also produced a family of CTP systems which use the chemistry-free printing plates invented by Presstek. Our CTP solutions offer our customers the ability to streamline their digital workflow. And, unlike some new competitive plate products that claim to provide chemistry-free imaging, Presstek’s printing plates, once imaged, are ready for printing with no intermediate steps. This is the result of our patented printing plate technology. Presstek’s next frontier in the CTP market is the application of our advanced chemistry-free printing plates on CTP systems offered by other equipment manufacturers.

Our Business Model

Presstek’s product model is the proven capital equipment and consumable (razor and blade) model. Our model is one in which each piece of capital equipment (or consumable burning engine) we install results in a high margin, recurring revenue stream of consumables and service. As a result, almost 70 percent of Presstek’s revenue is recurring.

Our market delivery strategy is built on reaching customers through multiple channels. More than half of Presstek’s revenue is generated from our direct sales and service force, which operates in the U.S., Canada and the United Kingdom. We also partner with original equipment manufacturers and graphic arts dealers on a worldwide basis to further broaden our reach. With a high concentration of our existing business in North America, we see great opportunities for expansion outside of North America, especially in Europe.

Revenues($ millions)

Operating Income($ millions)

Net Income($ millions)

Earnings Per Share

EBITDA($ millions)

Presstek Digital/Analog Mix
(as percentage of total revenue)

“...the Presstek 52DI is not only the most
advanced Direct Imaging press, it is possibly
the best overall printing press ever introduced
in its format size.”

Presstek has long competed on the basis of our technology advantages. That tradition continues. We remain innovators and plan to continue to lead the market in digital imaging solutions for the commercial printing segment of the graphic arts industry. In February of 2006, we announced a new DI press platform, known as the Presstek 52DI. With initial introduction in the European market in April 2006, the Presstek 52DI is not only the most advanced Direct Imaging press, it is possibly the best overall printing press ever introduced in its format size. Its level of automation and performance, together with the quality of its printed product, establishes a new technological benchmark for the industry.

Finally, let me address our branding strategy. From the time we were founded until last year, Presstek products went to market primarily through name-brand partners instead of carrying the Presstek brand. This changed in 2006 with the successful introduction of our new Presstek 52DI press—the first Direct Imaging press to carry the Presstek name. The market has received the news of this product well, encouraging us to launch more Presstek-branded products in the future.

Delivering Financial Results in 2005

Fiscal 2005 was a year of dramatic growth and improvement in our financial performance. We were very pleased to deliver the positive results you can see at left.

Our financial results in 2005 were strong. We believe, however, that the most important aspect of our growth in 2005 was the strengthening of the underlying foundation of our business. In 2005 we increased the market penetration of Presstek’s digital imaging equipment, or consumable burning engines. As I mentioned earlier, our digital imaging equipment is a key driver of growth in our business as each piece of installed equipment creates recurring revenue from consumables and service.

The shift in our revenue mix demonstrates our leadership in the industry’s transformation from analog to digital. The chart at right illustrates the specifics of that shift in revenue mix in 2005. We expect this trend to continue.

The increase in market penetration of our DI presses, together with the shift in the mix of our digital and analog businesses, significantly improves the quality of our revenue and adds strength to our business.

The Road Ahead

In looking ahead we have identified three major areas of continued opportunity for 2006. The first is to continue to increase the market penetration of Presstek’s digital technology, especially our Direct Imaging technology. We plan to accomplish this through an expansion in our product offerings, as well as through further strengthening our sales channels.

Our second priority is to grow our market share in Europe. We have already taken steps to address this priority by introducing products better suited to the European market, as well as by the establishment of a new European Business Center outside of London. Going forward, we plan to strengthen our distribution channel by adding new distribution partners with whom we can invest to build a stronger, more sustainable channel to the customer.

Increasing productivity across all facets of our business is our third priority. This includes improving processes and performance in all areas of our operations from the production floor to our executive offices.

Today, Presstek has a solid, well-proven razor and blade business model; strong technological market advantage; access to a large and growing customer base; the financial resources to support growth; and a management team with a solid track record of execution.

In 2006, we expect to see continued growth in our digital technology business as we help to lead our industry through its transformation. The future holds great promise for Presstek, and we are confident that we have the ability to realize that promise.

/s/ Edward J. Marino
Edward J. Marino
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Note 1: The financial performance presented in this table was materially affected by two acquisitions undertaken by the Company in 2004: Precision Lithograining in July 2004 and the ABDick business in November 2004.

PRESSTEK, INC.
USE OF NON-GAAP MEASURES

Earnings before interest, taxes, depreciation, amortization and restructuring and special charges (credits) (“EBITDA”) and Revenue, Operating Income, Net Income, Earnings Per Share, and EBITDA Q4 2005 Run Rates are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek’s management believes that EBITDA and Revenue, Operating Income, Net Income, Earnings Per Share and EBITDA Q4 2005 Run Rates provide meaningful supplemental information regarding Presstek’s current financial performance and prospects for the future. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek’s ongoing operations and liquidity and when planning and forecasting future periods. These non-GAAP measures also facilitate management’s internal comparisons to Presstek’s historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included below

PRESSTEK, INC.
RECONCILIATION OF EBITDA TO CONSOLIDATED NET INCOME
(in thousands)
(unaudited)

	Three months ended December 31, 2005 (Q4 2005)	Year ended December 31, 2005 (Fiscal 2005)	Year ended January 1, 2005 (Fiscal 2004)
Net income	$2,443	$6,086	$3,865
Interest	580	2,329	605
Taxes	692	1,174	200
Depreciation and amortization	2,500	10,949	9,106
Restructuring and special charges (credits)	(35)	874	(392)
EBITA	$6,180	$21,412	$13,384

PRESSTEK, INC.
RECONCILIATION OF Q4 2005 RUN RATE
(in thousands, except per-share data)
(unaudited)

Presstek uses the term “Run Rate” to describe the then-current operations of the Company at a given time, annualized. For instance, Q4 2005 Run Rate Revenue of $277.3 million is derived by taking the Company’s revenue for the fourth quarter of fiscal 2005 and multiplying that number by four. Run Rates for Operating Income, Net Income, Earnings Per Share and EBITDA are similarly calculated.

	Revenue	Operating Income	Net Income	Earnings Per Share	EBITDA
Q4 2005 Amount	$69,336	$3,295	$2,443	$0.07	$6,180
Annualization Factor	4	4	4	4	4
Q4 2005 Run Rate	$277,344	$13,180	$9,772	$0.28	$24,720

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
In addition to the historical information contained herein, certain statements in this letter are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.These statements include, but are not limited to, statements that do not describe historical facts and statements that include the word “will,” “believes,” “anticipates,” “expects,” “plans,” “intends,” “designs” or similar language, as well as statements regarding marketplace acceptance of the Company’s new or existing products; the potential benefits of our products; the strength of our strategic partners; the Company’s stated financial and operating goals; and the Company’s expectations of future growth. Although Presstek believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it has no assurance that its expectations will be attained. Factors that could cause actual results to differ include general economic conditions, industry and market conditions, slower than anticipated penetration of new markets, unexpected negative changes in the Company’s financial position, regulatory actions and legislative actions in the countries in which Presstek operates, future demand and market size for the Company’s products, marketplace acceptance of new or existing products, and other risks detailed in the Company’s SEC reports, including its 2005 Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

In September 2005, InfoTrends published a survey of Direct Imaging (DI) press owners that was commissioned by Presstek. The survey revealed a strong correlation between the aquisition of Presstek DI technology and growth and profitability. It also indicated that as the average printing run length decreases, the advantage of using Presstek solutions increases.

Reported Change in Demand for Printing Run Lengths

Choice of DI as Best Technology Based on Run Lengths
Percentage of Respondents Choosing DI for Run Lengths Indicated

Impact of Presstek DI on Business
Percentage of Respondents in Agreement with the Statements Below

GLOBAL HIGH DENSITY INTERCONNECT RESOURCES
CONSUMER ELECTRONICS
CRITICAL APPLICATIONS
REMOTE DEPLOYMENT
ELECTRONIC PACKAGING DESIGN
DIGITAL IMAGING
PROCESS CONTROL
DIAGNOSTIC IMAGING
HIGH FREQUENCY COMMUNICATIONS
GSIC

Delivering Technology

The world of business communications, historically dominated by print, has changed dramatically as technology transforms it into an increasingly digital process. This sea change has shifted the role of print in the business communications media mix, and the printing industry must step up to the challenge of delivering new products and services to meet new communications needs.

Presstek technology innovations have led the industry into the new digital age, delivering the first change in printing workflow in over a century by integrating computing, laser imaging and on-press platemaking into a highly automated digital press, and by bringing chemistry-free platemaking into the mainstream.

By combining leading-edge research and development with world-class manufacturing expertise and process controls, Presstek delivers consistent, highly reliable products to a dynamic and changing marketplace. Presstek technology optimizes the performance of digital imaging technology, thermal digital media and press design by combining them into unified systems that fully integrate with the digital workflow of today’s communicators and printers. By delivering A Smarter Way to Print, Presstek technology ensures a vibrant and vital role for print in the business communications media mix for the foreseeable future.

Delivering Solutions

Large printing companies have led the way by making significant investments in process automation and workflow efficiencies—investments that are out of reach for smaller firms. Yet many large firms are still tuned to long print runs produced with conventional technologies that are ill-equipped to deal with today’s fast-paced business model.

As customers demand shorter print runs, faster turnaround times and competitive pricing with no compromise in quality, printing establishments need innovative and affordable solutions that will help them keep pace with market demands. Presstek is dedicated to delivering those solutions.

•   Solutions that take full advantage of the analog-to-digital transformation taking place in the industry

•   Solutions that incorporate a more efficient workflow, eliminating waste and reducing labor in the printing process

•   Solutions that enable the small to mid-sized printer to deliver new products and services in an increasingly competitive market

•   Solutions that appeal to print buyers and communicators on multiple levels

•   Solutions that deliver A Smarter Way to Print

Presstek chemistry-free solutions are transforming the business of printing for firms around the globe, improving their competitiveness and profitability, placing high-quality, short-run, fast turnaround, four-color printing within reach for even the smallest firm, while at the same time ensuring the environmental sustainability of the offset printing process for these firms.

Delivering Advantages

In today’s challenging business environment, success for the small to mid-sized printing establishment depends in large part on their ability to capitalize on digital workflow. To achieve market differentiation and competitive advantage, these businesses must carefully marshal scarce resources and choose technology that will yield the greatest benefit for them and for their customers. Over and over, our customers tell us that Presstek technology and solutions have offered them this market differentiation and advantage through:

•   Increased flexibility in meeting customer demands for high-quality, short-run, quick turnaround, color offset printing

•   Enabling new products and services that help them to retain and expand share of the print expenditures of existing customers, as well as acquire new customers

•   Improved profitability due to more productive workflow and fewer steps in the work process

•   Highly automated and efficient chemistry-free printing systems that deliver exceptional quality without the need to add skills or special expertise

From its inception, Presstek has been dedicated to delivering these advantages to all printing companies to ensure their continued business success. We have delivered these advantages by extending digital workflow all the way to the printing press, itself. At the same time, we at Presstek believe that these advantages are critical to the continued viability and competitiveness of print as a business communications medium.

Delivering Results

During the last four years, Presstek has focused on its transformation from a technology-centered organization to a market-driven, customer-oriented company delivering innovative solutions and positioned for future growth. The combination of resources Presstek now has in place is designed to deliver market-leading results. These resources include:

•   An expanded direct sales network staffed with experienced, well-trained sales professionals supplemented by a strong dealer channel

•   A well-developed one-stop-shopping e-commerce capability for convenient customer ordering

•   One of the largest service and support networks in the industry

•   High-quality training, education and marketing support designed to deliver rapid operational ramp-up and ongoing business growth for our customers

•   A growing portfolio of digital workflow solutions for improved operational efficiency

•   Increased uptime and improved product performance enabled by remote service diagnostics, both preventative and predictive, in combination with field service expertise

•   Manufacturing supply chain and distribution channels that ensure reliable delivery of proprietary and non-proprietary consumables

The delivery of these vital resources is critical to the success of our customers and to the growth of our company.

"Dl presses are particularly well suited for short-run, fast turnaround work. While they can run jobs as long as 20,000 impressions, they are most appropriate in runs from as low as 250 up to 5,000 impressions, making them competitive with a wide range of alternative technologies. Study after study shows a high level of owner satisfaction and consistently high profitability."
—	John Zarwan, J. Zarwan Partners
from American Printer, Nov. 2004

"For our company, Presstek CTP was an easy decision. Now, we produce a better plate, faster and at a reduced cost. We are able to compete for more quick turnaround business and keep our presses running more consistently."
—	Steve Young, Young Printing, Middleton, CT

"Dl has the advantage over conventional offset of being operated almost like a digital press. So it is a logical technology for digital printers without offset skills to consider for jobs with run lengths in excess of 250 copies where no personalization is required."
—	Andy Tribute, Attributes Associates from What They Think 1/17/06

"It would take us all day to do 1,000 to 2,000 4 color pieces with plate changes and wash-ups on our 2-color press. With the Dl press there is absolutely no comparison. That same job can be produced in less than 40 minutes."
—	Tony Vaccari, Manhattan Mailers, Macomb, Ml *

"We had three criteria...to deliver better quality, within a shorter timeframe, and to reduce costs. The Presstek CTP system was what we had been looking for."
—	Frank Leeuwenkamp, Finesse Druck, Heerhugowaard, Netherlands

"We had been doing business with ABDick for 20 years and they had taken good care of us. Since ABDick was acquired by Presstek, I have seen a significant shift in the way they do business. They are even more customer oriented and worked with me on the best way to acquire our DirectPress 5634 Dl."
—	Brent Lawrence,
Kwik Kopy Design and Print Centre Ontario, Canada

"Presstek CTP makes our prepress workflow faster and more efficient, which allows us to provide our customers with higher quality printing at a lower cost."
—	Dave Nugent, Trenton Printing, Trenton, NJ

"This [Dl] puts high-impact communications within easy reach of even smaller organizations, and...we know we can manufacture them extremely efficiently."
—	Bernard Marszalek, Inkworks, Berkeley, CA

"When you can do a job at least three times faster, it actually becomes a cost saving for our customers and improved profitability for us."
—	Dave Braun
Braun Printing & Design Minneapolis, MN

Delivering World-Class Resources

Automation, process control, and quality assurance are hallmarks of Presstek’s plate manufacturing.

Lasertel’s state-of-the-art engineering and production delivers high power fiber-coupled diodes for graphic arts and other industries.

Education, demonstration and training are vital components of Presstek’s sales and customer support strategies.

Presstek’s new UK offices are exemplary of our committment to world-class customer support.

Delivering innovation requires a robust infrastructure—manufacturing; sales, service and support; and patented technology. Presstek has invested heavily in assembling that infrastructure and in delivering technologies that lead the industry’s digital transformation, all designed to ensure our competitive position and ability to execute.

Our accomplished team of scientists and engineers is continually working to improve existing products, develop new products, and find innovative opportunities for the future application of Presstek technology. Currently, this team has to its credit over 550 U.S. or foreign technology patents, with an additional 46 patents pending.

Presstek’s strategy has always been based in part on strategic alliances with leading companies in the printing and graphic arts industry. This strategy includes licensing intellectual property and proprietary technologies for inclusion in other manufacturers’ products, as well as rebranding, when such strategy enables the delivery of Presstek solutions to a broader customer base.

Over 200,000 square feet of world-class manufacturing facilities in Hudson, NH, and South Hadley, MA, are dedicated to production of our thermal chemistry-free printing plates for use on Presstek equipment and that of other leading manufacturers, as well as the electronic and mechanical assembly of our Direct Imaging products and computer-to-plate systems. Advanced manufacturing integrates all aspects of design, engineering and manufacturing, including supplier quality assurance certification, for high reliability, lower manufacturing costs and faster delivery.

Our Lasertel subsidiary, a world-class developer and manufacturer of high-powered laser diodes, provides Presstek with state-of-the-art laser imaging capabilities that differentiate the company as it brings innovation to the rapidly evolving graphic arts marketplace. Lasertel’s expertise and 75,000-square-foot facility in Tuscon, AZ, provide a qualified supply of laser components and serves a wide range of industries.

Presstek’s experienced direct sales and service force, deployed primarily in North America and the UK and focused on Presstek solutions as well as those from our manufacturing partners, is supplemented by our strong dealer and OEM channel partners. These resources are designed to ensure improved access to our customers with pre- and post-sales support designed to increase the value of their investments in our technology. A network of graphic arts distributors supports Presstek’s products in other geographic areas.

In addition to Presstek’s corporate headquarters in Hudson, NH, Presstek’s worldwide sales and support facilities include a main distribution center near Chicago, Il, strategic support centers located around North America, and new offices in the UK near London’s Heathrow Airport to support an expanded European presence. The UK office provides European customers and dealers with a central resource for sales, distribution, training, and technical support.

Presstek is a customer-facing organization that has approximately 1,000 employees worldwide. Nearly 600 of these employees are engaged in sales, service and customer support activities.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this brochure constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “designed,” “may,” and similar expressions among others identify forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in such forward-looking statements is contained in the Company’s Form 10-K for the year 2005, including those identified therein under the heading “Risk Factors”. Readers are cautioned to review the Company’s Form 10-K completely and to not place undue reliance on any such forward-looking statements in this brochure, which speak only as of the date the statements were made. Presstek undertakes no obligation to update any forward-looking statements contained in this brochure.

PRESSTEK, INC.

BOARD OF DIRECTORS

John W. Dreyer—Lead Director
President and Chief Executive Officer, Retired
Pitman Company

Daniel S. Ebenstein, Esq.
Member
Amster, Rothstein & Ebenstein

Dr. Lawrence Howard
Partner
Hudson Ventures, L.P.

Edward J. Marino*
President and Chief Executive Officer
Presstek, Inc.

Michael D. Moffitt
President
InFocus Solutions

Brian Mullaney
Co-Founder and President
The Smile Train

Steven N. Rappaport
Partner
RZ Capital, LLC

Donald C. Waite, III
Director, Executives-in-Residence
Columbia Graduate School of Business

EXECUTIVES

Edward J. Marino*
President and Chief Executive Officer

Moosa E. Moosa*
Executive Vice President and Chief Financial Officer

Quen Baum
Managing Director, Presstek Europe

Peter A. Bouchard*
Vice President, Marketing

Gerald N. Herman
Vice President, Corporate Controller

Eugene L. Langlais
Vice President and Chief Technologist

Michael McCarthy*
Senior Vice President, Operations

Mark McElhinney
President, Lasertel, Inc.

Joseph D. Musgrave
Vice President, North American Service

Emile Tabassi
Vice President, North American Sales

James F. Scafide*
General Counsel

*Corporate Officer

About this Publication
Unlike other mediums, printed communications offer readers and communicators, alike, the extra dimensions of size, shape, weight, and texture—elements that create a unique interface with the reader. By combining the efficiency and speed of digital communications with the recognized quality and versatility of offset printing, Presstek technology offers the best of two worlds.

Production Notes

Clear Cover Sheet:
Process colors on 10 pt. graphic arts grade pvc stock; printed with a DirectPress 5634 DI

Front Cover:
Process colors on 110 lb. Utopia gloss coated cover; printed with a DirectPress 5634 DI

Flyleaf:
Process colors on Clearfold translucent paper; printed with a DirectPress 5634 DI

Stakeholders Letter:
Process colors on 80 lb. Via text; printed with a DirectPress 5034 DI

Narrative Pages:
Process colors on 90 lb. Utopia gloss coated cover; printed with a DirectPress 5634 DI; “Delivering Technology” and “Delivering Results” pages printed with FM (stochastic) screening; all other pages printed 300 line

Half-Sheet Testimonial Pages:
Pantone colors on 80 lb. Royal Fiber cover; printed on a conventional press using chemistry-free Presstek CTP plates and imaging

Back Cover:
Process colors on 130 lb. Utopia gloss coated cover; printed with a DirectPress 5034 DI

55 Executive Drive
Hudson, NH 03051-4903 USA
603-595-7000

www.presstek.com

© Copyright 2006 Presstek, Inc. DI is a registered trademark of Presstek, Inc. All other tradenames are the property of their respective owners.